Exhibit 99.1

RepliGen	Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
FOR IMMEDIATE RELEASE	Telephone: 781-250-0111
Telefax: 781-250-0115

CONTACT: Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 250-0111, ext. 2000	Laura Whitehouse Vice President, Market Development (781) 250-0111, ext. 2306

Repligen Reports Second Quarter 2005 Financial Results

Conference Call on Thursday November 11th at 11:00 a.m. EST

WALTHAM, MA – November 9, 2004 – Repligen Corporation (NASDAQ: RGEN) today reported results for the second quarter of fiscal year 2005 ended September 30, 2004. Total revenue for the quarter was $1,296,000 compared to total revenue of $1,419,000 for the second quarter of fiscal year 2004, a decrease of $123,000 or 9%. Gross profit for the second quarter of fiscal year 2005 was $593,000 (46%) compared to $678,000 (48%) for the second quarter of fiscal year 2004.

Operating expenses for the second quarter of fiscal year 2005 were $2,413,000 compared to $2,912,000 for the second quarter of fiscal year 2004. The net loss for the second quarter of fiscal year 2005 was $1,719,000 or $.06 per share, compared to $2,140,000 or $.07 per share for the second quarter of fiscal year 2004. Cash and investments as of September 30, 2004 were $24,004,000.

For the six-month period ended September 30, 2004 total revenue was $4,106,000 compared to $3,480,000 for the same period in fiscal 2004, an increase of $626,000 or 18%. Gross profit for the six-month period was $2,270,000 (55%) compared to $1,884,000 (54%) for the same period in fiscal year 2004. Operating expenses for the six-month period of fiscal year 2005 were $4,832,000 compared to $6,244,000 for the same period in fiscal year 2004. The net loss for the six-month period of fiscal year 2005 ended September 30, 2004 was $2,364,000 or $.08 per share, compared to $4,168,000 or $.14 per share for the same period of fiscal year 2004.

“Product sales for the first half of the year showed solid growth as demand increased for our Protein A products used in the production of monoclonal antibodies, consistent with the growth of the monoclonal antibody market.” stated Walter C. Herlihy, President and CEO of Repligen. “We intend to continue to leverage the profits from our product sales, our intellectual property assets and internal capabilities to develop our emerging CNS pipeline.”

Update on Product Development Programs

Secretin

•	We have completed patient enrollment in a multi-dose, placebo-controlled, Phase 2a clinical trial of secretin in schizophrenia. This trial is designed to assess the impact of twice weekly dosing of two different dose levels of secretin over two weeks to improve the symptoms of schizophrenia when compared to placebo. We expect to complete this trial by the end of the year.

•	We initiated a Phase 1, open-label clinical trial of secretin in Obsessive-Compulsive Disorder (OCD) in September. This open-label, dose escalation study will enroll up to sixteen patients and will evaluate the safety, tolerability and preliminary evidence of efficacy of secretin on the symptoms of OCD including obsessive thoughts and compulsive behaviors.

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Repligen Reports Second Quarter 2005 Financial Results, November 9, 2004

Uridine

We reported positive activity of uridine in validated animal models of anxiety at the annual meeting of the Society for Neuroscience in October. Published literature indicates that uridine is also active in animal models of neurodegenerative diseases including Parkinson’s and Huntington’s disease. We plan to submit an IND for a Phase 2a clinical trial of uridine in patients with bipolar disorder in 2005.

Intellectual Property

CTLA4-Ig

Bristol-Myers Squibb Corporation presented the results of two positive Phase 3 clinical trials of its form of CTLA4-Ig at the annual meeting of the American College of Rheumatology in October. Bristol-Myers Squibb has previously stated that it intends to file a New Drug Application for CTLA4-Ig by the end of the year. We own the rights to a United States patent for the use of CTLA4-Ig for the treatment of rheumatoid arthritis, multiple sclerosis and lupus and a patent in Europe for the use of CTLA4-Ig for the treatment of autoimmune disease including rheumatoid arthritis, as well as organ transplant. These patents will remain in force until 2021 and 2013 respectively.

Bioprocessing Technology

As previously disclosed, Repligen and MIT filed suit against ImClone on May 4th alleging that ImClone has infringed one of our U.S. patents in its production of Erbitux®, also known as C225. In August, the judge set the preliminary schedule for the suit, and we currently anticipate that exchange of documents and deposition of fact witnesses will be completed by the middle of 2005.

Quarterly Conference Call

Repligen’s President and Chief Executive Officer, Walter C. Herlihy, Ph.D., will host a conference call and webcast on Thursday November 11th at 11 a.m. EST, to provide a quarterly update of the Company’s clinical development programs and Specialty Pharmaceuticals business. This call can be accessed via Repligen’s website at www.repligen.com or you may listen to the live broadcast by calling (800) 299-7635 for domestic calls and (617) 786-2901 for international calls and entering the passcode: 90559203.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders and autoimmune disease with particular emphasis on applications for children. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A™ and SecreFlo™, the profits from which will be used to partially support the development of our proprietary products. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be obtained from www.repligen.com.

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Repligen Reports Second Quarter 2005 Financial Results, November 9, 2004

SELECTED FINANCIAL DATA

Operating Statement Data:

	Three-months ended September 30,		Six-months ended September 30,
	2004	2003	2004	2003
Revenue:
Product revenue	$1,296,000	$1,383,000	$4,106,000	$3,426,000
Research revenue	—	36,000	—	54,000

Total revenue	1,296,000	1,419,000	4,106,000	3,480,000
Cost of revenue	703,000	741,000	1,836,000	1,596,000

Gross profit	593,000	678,000	2,270,000	1,884,000
Operating expenses:
Research and development	1,274,000	1,901,000	2,663,000	3,330,000
Selling, general and administrative	1,139,000	1,011,000	2,169,000	2,914,000

Total operating expenses	2,413,000	2,912,000	4,832,000	6,244,000

Loss from operations	(1,820,000)	(2,234,000)	(2,562,000)	(4,360,000)
Investment income	101,000	94,000	198,000	192,000
Net loss	$(1,719,000)	$(2,140,000)	$(2,364,000)	$(4,168,000)

Basic and diluted net loss per share	$(.06)	$(.07)	$(.08)	$(.14)

Basic and diluted weighted average shares outstanding	30,058,000	28,860,000	30,051,000	29,423,000

Balance Sheet Data:

	September 30, 2004	March 31, 2004
Cash and investments	$24,004,000	$24,863,000

Total assets	27,364,000	29,615,000

Stockholders’ equity	24,878,000	27,164,000

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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